UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

VIMEO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40420	85-4334195
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

555 West 18th Street, New York, NY	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 314-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01	VMEO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on May 25, 2021, Vimeo, Inc. (“Vimeo” or the “Company”) became an independent, publicly traded company as a result of the completion of a series of transactions (the “Spin-off”) separating the Vimeo business from the other businesses of IAC/InterActiveCorp (“IAC”). In connection with the consummation of the Spin-off, pursuant to which Vimeo equity awards were issued as part of the adjustment of certain outstanding IAC equity awards, on June 7, 2021, Vimeo entered into a Restricted Stock Agreement (the “RSA”) with Joseph Levin, IAC’s Chief Executive Officer and the Chairman of the Vimeo board of directors. The terms of the RSA were determined pursuant to the existing requirements of Mr. Levin’s restricted stock agreement with IAC as in effect prior to the Spin-off. The material terms of the RSA are described below.

The RSA provides for a grant of 4,870,500 shares of Vimeo restricted common stock (“Vimeo Restricted Shares”), that cliff vest on November 5, 2030, based on satisfaction of the stock price targets set forth below and Mr. Levin’s continuous service as a Vimeo director through the vesting date. The number of Vimeo Restricted Shares subject to the RSA is the result of the number of shares of common stock, par value $0.0001, of IAC subject to Mr. Levin’s restricted stock agreement with IAC, multiplied by 1.6235, the exchange ratio in the Spin-off.

Vimeo Stock Price	Number of Shares Vesting
less than $29.43	0
$29.43	811,750
$37.45	3,247,000
$47.38	4,464,625
$59.63 or greater	4,870,500

Mr. Levin may elect to accelerate vesting of the Vimeo Restricted Shares, effective on the 6th, 7th, 8th or 9th anniversary of the original effective date of the IAC restricted stock agreement (November 5, 2020) (the “Effective Date”), in which case performance will be measured through such date, and Mr. Levin will receive a pro-rated portion of the award (based on the years elapsed from the Effective Date) and any remaining shares will be forfeited. The applicable stock price goals are proportionately lower on the earlier vesting dates. Mr. Levin is not permitted to transfer any shares that vest pursuant to an early vesting election until the tenth anniversary of the Effective Date.

Upon a termination of Mr. Levin’s service as a Vimeo director due to Mr. Levin’s failure to be elected to the board at a time when he has agreed to serve as a director (subject to certain exceptions, including Mr. Levin’s removal from the board for Cause (as defined in the RSA) or Mr. Levin’s failure to be elected to the board following the occurrence of Cause) on or prior to the fourth anniversary of the Effective Date, 2,435,250 of the Vimeo Restricted Shares will vest. Upon a termination as described in the immediately preceding sentence after the fourth anniversary of the Effective Date, a pro-rata portion of the Vimeo Restricted Shares will vest based on the product obtained by multiplying (1) 4,870,500 by (2) a fraction, (a) the numerator of which equals the sum (not to exceed 120) of (i) the number of full and partial months from the Effective Date through the service termination date and (ii) twenty-four, and (b) the denominator of which equals 120.

In the event of Mr. Levin’s death or disability, the Vimeo Restricted Shares will vest based on stock price performance through the date of service termination (taking into account the shortened performance period), subject to pro-ration based on the portion of the full term that has elapsed through the termination date. In addition, a specified percentage of the Vimeo Restricted Shares ranging from 30% to 100% will vest upon a Change in Control (as defined in the RSA Agreement), depending on the timing of such Change in Control.

Mr. Levin has the right to vote the Vimeo Restricted Shares prior to vesting and will be entitled to receive ordinary course cash dividends (on a current, unrestricted basis) on a specified number of Vimeo Restricted Shares as set forth in the RSA. Under the terms of the RSA, Mr. Levin will share (by forfeiting shares otherwise earned) with Vimeo employees ten percent of the portion of the award that vests.

The above summary of the RSA is not complete and is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

On June 4, 2021, Barry Diller, Chairman and Senior Executive of IAC, and certain affiliated entities (collectively, the “Diller Parties”) entered into a Voting Agreement with Mr. Levin (the “Voting Agreement”), providing for the following:

Board Election. The Diller Parties agreed to vote all shares of common stock, par value $0.01, of the Company (“Common Stock”) and Class B common stock, par value $0.01, of the Company (“Class B Common Stock”) held by them in favor of Mr. Levin’s election to the Vimeo board of directors at each meeting of Vimeo stockholders at which Mr. Levin stands for election.

Contingent Matters. Prior to a vote of Vimeo stockholders being taken on specified Contingent Matters (as defined below), Mr. Diller (or following Mr. Diller’s death or disability, Alexander von Furstenberg or his successor), in consultation with the other Diller Parties, and Mr. Levin will seek agreement on how to vote the shares of Common Stock and Class B Common Stock held by the Diller Parties. If an agreement is not reached to support the proposed Contingent Matter, the Diller Parties will vote all shares of Common Stock and Class B Common Stock held by them against the proposal. “Contingent Matters” include, subject to specified exceptions: (i) a material acquisition or disposition of any assets or business by Vimeo or its subsidiaries, (ii) the entry into a material new line of business and (iii) the spin-off or split off to Vimeo stockholders of (or similar transaction involving) a material business of the Company.

Right of First Discussion. If any of the Diller Parties determines to sell shares of Class B Common Stock to a person other than a Permitted Holder (as defined in the Vimeo, Inc. 2021 Stock and Annual Incentive Plan), they will discuss with Mr. Levin selling the shares to him prior to such other sale.

Termination. The Voting Agreement will automatically terminate upon a Change in Control of Vimeo (as defined in the Voting Agreement) or the termination of Mr. Levin’s service as a director of Vimeo.

The above summary is not complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description of Document
10.1	Restricted Stock Agreement, dated as of June 7, 2021, by and between Vimeo, Inc. and Joseph M. Levin.
99.1	Voting Agreement, dated as of June 4, 2021, by and among Barry Diller, The Arrow 1999 Trust, dated September 16, 1999, as amended, The AVF Trust U/A/D February 17, 2016, The TVF Trust U/A/D February 17, 2016, The TALT Trust U/A/D February 17, 2016, and Joseph M. Levin (filed as Exhibit 1 to the Schedule 13D filed by Barry Diller with respect to Vimeo, Inc. on June 4, 2021 and incorporated herein by reference)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIMEO, INC.

By:	/s/ Michael A. Cheah
Name:	Michael A. Cheah
Title:	General Counsel and Secretary

Date: June 8, 2021